Exhibit 10.1(a)
     AMENDMENT NO. 1, CONSENT, WAIVER and AGREEMENT dated as of May 29, 2007 (this “Amendment”), to the Credit Agreement dated as of January 3, 2007 (the “Credit Agreement”), among TROPICANA ENTERTAINMENT, LLC (formerly known as Wimar OpCo, LLC), a Delaware limited liability company (the “Borrower”), TROPICANA ENTERTAINMENT HOLDINGS, LLC (formerly known as Wimar OpCo Intermediate Holdings LLC), a Delaware limited liability company, CP LAUGHLIN REALTY, LLC, a Delaware limited liability company, COLUMBIA PROPERTIES VICKSBURG, LLC (“Vicksburg”), a Mississippi limited liability company, JMBS CASINO LLC, a Mississippi limited liability company, the Lenders (as defined in Article I of the Credit Agreement) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.
     A. Pursuant to the Credit Agreement, the Lenders have made loans to the Borrower.
     B. The Borrower has requested certain amendments, consents and waivers of the Credit Agreement as set forth herein. The requisite Lenders are willing to grant such consent, waivers and to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
     C. The Borrower has informed the Administrative Agent that Mr. William J. Yung, III and the JMBS Casino Trusts intend to either sell 100% of the equity in Vicksburg or cause Vicksburg to sell all its interest in the assets comprising Vicksburg Horizon Casino and Hotels (the “Vicksburg Horizon Sale”).
     D. In connection with the foregoing, the Borrower has requested that the Required Lenders consent to the Vicksburg Horizon Sale and waive compliance by the Borrower with certain provisions of the Credit Agreement in respect thereof as provided herein.
     E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Consent, Waiver and Agreement. (a) The Required Lenders hereby (i) consent to the Vicksburg Horizon Sale, (ii) waive compliance by the Borrower with Section 6.05(b)(iii) of the Credit Agreement with respect to the Vicksburg Horizon Sale, and (iii) agree that the proceeds received from the Vicksburg Horizon Sale (the “Vicksburg Sale Consideration”) shall be excluded from all calculations determining compliance with the $50,000,000/$100,000,000 cap on Asset Sales that is set forth in Section 6.05(b)(iii) as if such Vicksburg Horizon Sale had not occurred.
     (b) As a condition to the effectiveness of Section l(a), above, the Vicksburg Sale Consideration shall comply in all respects with the requirements set forth on Exhibit A attached hereto.
     (c) The Borrower, Vicksburg, as a grantor under the Guaranty and Collateral Agreement, Mr. William J. Yung, III and the JMBS Casino Trusts that are party hereto, as negative pledgors under the Negative Pledge Agreement made by them in respect of Vicksburg, agree that, for purposes of this Amendment and the covenants and waivers set forth herein, the Vicksburg Sale Consideration shall be deemed to be proceeds of an Asset Sale of Collateral under the Credit Documents to which Section 2.13(b) of the Credit Agreement shall apply regardless of whether such Vicksburg Horizon Sale shall be structured as an asset sale or a sale of the equity of Vicksburg by William J. Yung, III and the JMBS Casino Trusts.
     (d) Neither the Borrower, Mr. William J. Yung, III, the JMBS Casino Trusts nor Vicksburg will designate any portion of the Vicksburg Sale Consideration for reinvestment under the definition of “Net Cash Proceeds” and instead will deliver to the Administrative Agent to prepay outstanding Term Loans 100% of the Net Cash Proceeds (without designating any portion of the Vicksburg Sale Consideration for reinvestment) in accordance with Section 2.13(b) of the Credit Agreement, the Guaranty and Collateral Agreement, and the applicable Negative Pledge Agreement.
     (e) Any obligation that may arise by operation of law or otherwise between Vicksburg or Mr. William J. Yung, III and the JMBS Casino Trusts, alternatively, on the one hand, and Borrower, on the other hand, in respect of the payment of the Vicksburg Sale Consideration to the Lenders shall be evidenced by and shall be subject to the terms of, the Revolving Loan Promissory Note made by Borrower in favor of Vicksburg dated January 3, 2007.
     SECTION 2. Amendment. (a) The definition of “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby (i) amended by deleting the percentage “2.50%” after the words “Eurodollar Term Loan,” in subclause (a) and substituting therefore the percentage “2.25%” and deleting the percentage “1.50%” after the words “ABR Term Loan,” in subclause (b) and substituting therefore the percentage “1.25%”.
        (b) The following definitions are hereby inserted alphabetically in Section 1.01 of the Credit Agreement to read as follows:
           ““Amendment No. 1” shall mean Amendment No. 1 dated as of May 29, 2007, to this Agreement.”
            ““Amendment No. 1 Effective Date” shall mean the date on which Amendment No. 1 becomes effective in accordance with its terms.”

  (c) The following section is hereby inserted in its entirety:
     “SECTION 2.24. Term Loan Repricing Protection. (a) In the event that, prior to the first anniversary of Amendment No. 1 Effective Date, any Term Lender receives a Repricing Prepayment (as defined below) other than in connection with the implementation of Amendment No. 1, then, concurrently with the making of such Repricing Prepayment, the Borrower shall in addition pay to such Term Lender a prepayment fee equal to 1.00% of the amount of such Repricing Prepayment.
        (b) As used in Section 2.24, with respect to any Term Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Lender that is either (a) optionally prepaid by the Borrower pursuant to Section 2.12 substantially concurrently with the incurrence by Holdings, the Borrower or any Subsidiary of new term loans that have interest rate margins lower than the Applicable Percentage then in effect for the Term Loans so prepaid or (b) received by such Term Lender as a result of the mandatory assignment of such Term Loans in the circumstances described in Section 2.21 following the failure of such Term Lender to consent to an amendment of this Agreement that would have the effect of reducing the Applicable Percentage with respect to such Term Loans.”.
               (d) Section 5.04(a) of the Credit Agreement is hereby amended by (x) deleting all references to the phrase “the Borrower and its consolidated Subsidiaries and the Affiliated Guarantors” therein and substituting therefor the phrase “such persons” and (y) inserting the phrase “with respect to the Borrower and its consolidated Subsidiaries and also with respect to each Affiliated Guarantor individually,” in Section 5.04(a) immediately after “(a)(i)” and also immediately after “(ii)”.
               (e) Section 5.04(b) of the Credit Agreement is hereby amended by (w) inserting the phrase “with respect to the Borrower and its consolidated Subsidiaries and also with respect to each Affiliated Guarantor individually,” at the beginning of clause “(b)”, (x) deleting the phrase “the Borrower and its consolidated Subsidiaries and the Affiliated Guarantors” therein and substituting therefore the phrase “such persons”, (y) deleting the phrase “Subsidiaries and such Affiliated Guarantors” in the sixth line therein and substituting therefore the phrase “consolidated Subsidiaries and each such Affiliated Guarantor individually,” and (z) deleting the phrase, “its consolidated Subsidiaries and the Affiliated Guarantors, on a consolidated basis” in the tenth line therein and substituting therefore the phrase “and its consolidated Subsidiaries and each of the Affiliated Guarantors individually,”.
     SECTIONS 3. Effectiveness. This Amendment shall become effective as of the date set forth above on which (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and (i) with respect to Section 2(a) of this Amendment only (after giving effect to any prior or concurrent assignment, whether pursuant to the mandatory assignment provisions set forth in Section 2.21 of the Credit Agreement or otherwise), each Term

Lender, and (ii) with respect to the balance of this Amendment, Required Lenders, and (b) the Administrative Agent and its Affiliates shall have received all fees required to be paid by the Borrower in connection with this Amendment as set forth in a separate engagement letter, and reimbursement from the Borrower of all reasonable out-of-pocket expenses related thereto incurred by the Administrative Agent and its Affiliates for which invoices have been presented (including the reasonable documented fees and expenses of legal counsel). If this Amendment is approved by Required Lenders but is not approved by all Term Lenders, Section 2(a) shall be severable upon the further written agreement, and upon such agreement to sever Section 2(a), the balance of this Amendment shall become effective.
     SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

TROPICANA ENTERTAINMENT, LLC,

by	/s/ Richard M. Fitzpatrick
Name: RICHARD M. FITZPATRICK
Title: SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

TROPICANA ENTERTAINMENT
HOLDINGS, LLC,

by	/s/ Richard M. Fitzpatrick
Name: RICHARD M. FITZPATRICK
Title: SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

COLUMBIA PROPERTIES VICKSBURG,
LLC,

by	/s/ Richard M. Fitzpatrick
Name: RICHARD M. FITZPATRICK
Title: SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

THE JMBS CASINO TRUSTS (NAMED
ON EXHIBIT B HERETO),

by	/s/ Joseph A. Yung
Name: Joseph A. Yung
Title: Trustee of each named trust

WILLIAM J. YUNG, III,

by	/s/ William J. Yung

Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, individually and as
Administrative Agent,

by	/s/ Joel Glodowski
Name: JOEL GLODOWSKI
Title: MANAGING DIRECTOR

by	/s/ Rianka Mohan
Name: RIANKA MOHAN
Title: VICE PRESIDENT

EXHIBIT A
The Vicksburg Sale Consideration shall:
     (a) be paid at the closing of the Vicksburg Horizon Sale in at least 75% cash;
     (b) be in the aggregate at least equal to approximately 6.0x the EBITDA of Vicksburg on a trailing twelve months’ basis based upon the immediately preceding twelve full fiscal months;
     (c) be in the aggregate at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, as determined by the Borrower’s Chief Financial Officer in the exercise of his reasonable discretion; and
     (d) be paid pursuant to a definitive purchase agreement with respect to the Vicksburg Horizon Sale that is entered into within 18 months from the date hereof.

EXHIBIT B
THE JMBS CASINO TRUST
f/b/o WILLIAM J. YUNG, IV
THE JMBS CASINO TRUST
f/b/o JOSEPH A. YUNG
THE JMBS CASINO TRUST
f/b/o JULIE A. HAUGHT
THE JMBS CASINO TRUST
f/b/o JUDITH A. YUNG
THE JMBS CASINO TRUST
f/b/o JENNIFER A. YUNG
THE JMBS CASINO TRUST
f/b/o MICHELLE M. YUNG
THE JMBS CASINO TRUST
f/b/o SCOTT A. YUNG